Exhibit 1.1

Execution Version

UNDERWRITING AGREEMENT

February 2, 2022

U.S. Bancorp

800 Nicollet Mall

BC-MN-H18T

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

We (the “Representatives”) understand that U.S. Bancorp, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I (the “Underwriters”) an aggregate of 18,000,000 Depositary Shares (the “Firm Securities” and each a “Firm Security”), each representing 1/1,000th of a share of the Company’s 4.50% Series O Non-Cumulative Perpetual Preferred Stock, $1.00 par value, with a liquidation preference of $25,000 per share (the “Preferred Stock”). In addition, the Company proposes to issue and sell to the Underwriters up to an additional 2,000,000 Depositary Shares (the “Optional Securities”) if and to the extent the Underwriters shall have determined to exercise the right to purchase such Optional Securities granted to the Underwriters below. The Firm Securities and the Optional Securities are hereinafter collectively referred to as the “Offered Securities.” The Preferred Stock, when issued, will be deposited against delivery of Depositary Receipts (the “Depositary Receipts”), which will evidence the Depositary Shares, that are to be issued by U.S. Bank National Association (the “Depositary”) under the Deposit Agreement, to be dated as of February 9, 2022, among the Company, the Depositary and the holders from time to time of the Depositary Receipts issued hereunder.

Subject to the terms and conditions set forth herein and incorporated by reference herein, the Company hereby agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase, the numbers of the Firm Securities set forth opposite the name of such Underwriter at a purchase price of $24.75 per Firm Security (in the case of Firm Securities sold to institutional investors) or at a purchase price of $24.2125 per Firm Security (in the case of Firm Securities sold to retail investors) (the “Purchase Price”).

In addition, the Company hereby grants the Underwriters the right to purchase, severally and not jointly, up to 2,000,000 Optional Securities at the applicable Purchase Price. The Underwriters may exercise this right in whole or from time to time in part by giving written notice not later than 14 days after the date hereof. Any exercise notice shall specify the number of Optional Securities to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Securities or later than ten business days after the date of such notice. Optional Securities may be purchased as provided herein solely for the purpose of covering over allotments made in connection with the offering of the Firm Securities. On each day, if any, that Optional Securities are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Optional Securities (subject to such adjustments to eliminate fractional shares as the Underwriters may determine) that bears the same proportion to the total number of Optional Securities to be purchased on such Option Closing Date as the number of Firm Securities set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Securities.

The Offered Securities shall have the terms that are further described in the Preliminary Prospectus and the term sheet specified in Schedule II hereto.

Except as otherwise provided herein, all the provisions contained in the document entitled “U.S. Bancorp Underwriting Agreement Standard Provisions (Preferred Stock, Which May Be Represented by Depositary Shares) (February 2, 2022)” (the “Standard Underwriting Agreement”) are herein incorporated by reference in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Standard Underwriting Agreement.

In addition, in consideration of the agreements of the Underwriters contained in this Underwriting Agreement and the Standard Underwriting Agreement, the Company covenants that, during a period of 30 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell,sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Preferred Shares or Depositary Shares, any securities that are substantially similar to the Preferred Shares or the Depositary Shares, or any securities convertible into or exercisable or exchangeable for Preferred Shares, Depositary Shares or substantially similar securities, or file any registration statement under the Securities Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Preferred Shares or Depositary Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Preferred Shares or Depositary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Preferred Shares and Depositary Shares to be sold hereunder.

In the event that the Underwriters exercise the option to purchase all or any portion of the Optional Securities (as described above), the obligations of the Underwriters to purchase the Optional Securities shall be subject to, and contingent upon, the satisfaction of the conditions set forth in Section V of the Standard Underwriting Agreement, except that all references therein to “Closing Date” shall instead refer to the applicable Option Closing Date.

For the purposes of this Underwriting Agreement only, the “Applicable Time” is 5:45 P.M. (New York City time) on the date of this Underwriting Agreement.

For purposes of this Underwriting Agreement only, the term “Underwriters’ Counsel” as used in the Standard Underwriting Agreement shall mean Sidley Austin LLP.

The Firm Securities purchased by each Underwriter shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the Purchase Price therefor in federal (same day) funds, at 10:00 A.M. (New York City time) on February 9, 2022 at the office of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place and time as the Representatives and the Company may agree upon in writing.

Any Optional Securities purchased by each Underwriter shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the Purchase Price therefor in federal (same day) funds, on the Option Closing Date at the office of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place and time as the Representatives and the Company may agree upon in writing.

This Underwriting Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same document. Delivery of this Underwriting Agreement by one party to the other may be made by facsimile, electronic mail for other transmission method as permitted by applicable law, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Underwriting Agreement shall have the same validity and effect as a signature affixed by the party’s hand.

[Signature Pages Follow]

Please confirm your agreement by having an authorized officer sign a copy of this Underwriting Agreement in the space set forth below and returning the signed copy to us.

MORGAN STANLEY & CO. LLC

U.S. BANCORP INVESTMENTS, INC.

BOFA SECURITIES, INC.

GOLDMAN SACHS & CO. LLC

RBC CAPITAL MARKETS, LLC

UBS SECURITIES LLC

WELLS FARGO SECURITIES, LLC

Acting severally on behalf of themselves and
as representatives of the several Underwriters
named in Schedule I annexed hereto.

By: MORGAN STANLEY & CO. LLC

By:	/s/ Hector Vasquez
Name: Hector Vasquez
Title: Executive Director

[Signature Page to Underwriting Agreement]

Please confirm your agreement by having an authorized officer sign a copy of this Underwriting Agreement in the space set forth below and returning the signed copy to us.

MORGAN STANLEY & CO. LLC

U.S. BANCORP INVESTMENTS, INC.

BOFA SECURITIES, INC.

GOLDMAN SACHS & CO. LLC

RBC CAPITAL MARKETS, LLC

UBS SECURITIES LLC

WELLS FARGO SECURITIES, LLC

Acting severally on behalf of themselves and
as representatives of the several Underwriters
named in Schedule I annexed hereto.

By: U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Stephen Stegemeyer
Name: Stephen Stegemeyer
Title: Managing Director

[Signature Page to Underwriting Agreement]

Please confirm your agreement by having an authorized officer sign a copy of this Underwriting Agreement in the space set forth below and returning the signed copy to us.

MORGAN STANLEY & CO. LLC

U.S. BANCORP INVESTMENTS, INC.

BOFA SECURITIES, INC.

GOLDMAN SACHS & CO. LLC

RBC CAPITAL MARKETS, LLC

UBS SECURITIES LLC

WELLS FARGO SECURITIES, LLC

Acting severally on behalf of themselves and
as representatives of the several Underwriters
named in Schedule I annexed hereto.

By: BOFA SECURITIES, INC.

By:	/s/ Randolph B. Randolph
Name: Randolph B. Randolph
Title: Managing Director

[Signature Page to Underwriting Agreement]

Please confirm your agreement by having an authorized officer sign a copy of this Underwriting Agreement in the space set forth below and returning the signed copy to us.

MORGAN STANLEY & CO. LLC

U.S. BANCORP INVESTMENTS, INC.

BOFA SECURITIES, INC.

GOLDMAN SACHS & CO. LLC

RBC CAPITAL MARKETS, LLC

UBS SECURITIES LLC

WELLS FARGO SECURITIES, LLC

Acting severally on behalf of themselves and
as representatives of the several Underwriters
named in Schedule I annexed hereto.

By: GOLDMAN SACHS & CO. LLC

By:	/s/ Ari Malik
Name: Ari Malik
Title: Managing Director

[Signature Page to Underwriting Agreement]

Please confirm your agreement by having an authorized officer sign a copy of this Underwriting Agreement in the space set forth below and returning the signed copy to us.

MORGAN STANLEY & CO. LLC

U.S. BANCORP INVESTMENTS, INC.

BOFA SECURITIES, INC.

GOLDMAN SACHS & CO. LLC

RBC CAPITAL MARKETS, LLC

UBS SECURITIES LLC

WELLS FARGO SECURITIES, LLC

Acting severally on behalf of themselves and
as representatives of the several Underwriters
named in Schedule I annexed hereto.

By: RBC CAPITAL MARKETS, LLC

By:	/s/ Saurabh Monga
Name: Saurabh Monga
Title: Managing Director

[Signature Page to Underwriting Agreement]

Please confirm your agreement by having an authorized officer sign a copy of this Underwriting Agreement in the space set forth below and returning the signed copy to us.

MORGAN STANLEY & CO. LLC

U.S. BANCORP INVESTMENTS, INC.

BOFA SECURITIES, INC.

GOLDMAN SACHS & CO. LLC

RBC CAPITAL MARKETS, LLC

UBS SECURITIES LLC

WELLS FARGO SECURITIES, LLC

Acting severally on behalf of themselves and
as representatives of the several Underwriters
named in Schedule I annexed hereto.

By: UBS SECURITIES LLC

By:	/s/ Jay Anderson
Name: Jay Anderson
Title: Managing Director

By:	/s/ John Sciales
Name: John Sciales
Title: Associate Director

[Signature Page to Underwriting Agreement]

Please confirm your agreement by having an authorized officer sign a copy of this Underwriting Agreement in the space set forth below and returning the signed copy to us.

MORGAN STANLEY & CO. LLC

U.S. BANCORP INVESTMENTS, INC.

BOFA SECURITIES, INC.

GOLDMAN SACHS & CO. LLC

RBC CAPITAL MARKETS, LLC

UBS SECURITIES LLC

WELLS FARGO SECURITIES, LLC

Acting severally on behalf of themselves and
as representatives of the several Underwriters
named in Schedule I annexed hereto.

By: WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

[Signature Page to Underwriting Agreement]

Accepted by:

U.S. BANCORP

By:	/s/ Luke Wippler
Name: Luke R. Wippler
Title: Executive Vice President and Treasurer

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters’ Commitment to Purchase Offered Securities
Morgan Stanley & Co. LLC	2,160,000
U.S. Bancorp Investments, Inc.	2,160,000
BofA Securities, Inc.	2,160,000
Goldman Sachs & Co. LLC	2,160,000
RBC Capital Markets, LLC	2,160,000
UBS Securities LLC	2,160,000
Wells Fargo Securities, LLC	2,160,000
Citigroup Global Markets Inc.	450,000
InspereX LLC	450,000
Keefe, Bruyette & Woods, Inc.	450,000
TD Securities (USA) LLC	450,000
AmeriVet Securities, Inc.	180,000
Cabrera Capital Markets LLC	180,000
CastleOak Securities, L.P..	180,000
Great Pacific Securities	180,000
Loop Capital Markets LLC	180,000
R. Seelaus & Co., LLC	180,000
Total	18,000,000

SCHEDULE II

Final Term Sheet, dated February 2, 2022.